INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie - Vice President	Sue Martenson - Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-8158
swylie@altera.com	newsroom@altera.com

ALTERA UPDATES FOURTH QUARTER REVENUE GUIDANCE
ISSUES 2013 GUIDANCE

San Jose, Calif., December 4, 2012 - Altera Corporation (NASDAQ: ALTR) today announced updated fourth quarter 2012 revenue guidance and key guidance elements for 2013.

The company currently expects that revenue for the fourth quarter will be 8 to 10 percent lower than third quarter levels. Prior guidance was for a decline of 6 to 10 percent. Sales of the company's new products are expected to grow sequentially but that growth will be more than offset by lower sales of the company's older products.

Fourth quarter results will be released after the market close on January 23, 2013.

2013 Guidance
During the fourth quarter, the company typically issues key guidance elements for the following year. Data for 2013 appears in the following table:

Gross Margin                                69% to 70%
Research and Development        Approximately        $404 million
SG&A                        “            $315 million
Other Income/Expense            “            Expense of $1 million
Tax Rate                    “            13% to 14%
Capital Expenses                “            $65 million

Today's Conference Call
A conference call will be held today at 1:45 Pacific Time to discuss Altera's 2013 guidance. A web cast and subsequent replay will be available in the Investor Relations section of the company's website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719)

457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include, but are not limited to, projections of revenue and sales of the company's new and older products, as well as all financial information included in the 2013 guidance. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, customer inventory levels, vertical market mix, market acceptance of the company's products, changes in demand during the remainder of fourth quarter 2012 and in 2013 for the company's new products including Cyclone® IV, Arria® II, Arria V, Stratix® IV, and Stratix V FPGAs, MAX® V CPLDs and HardCopy® IV device families, as well as other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

 Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera's FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.

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ALTERA, ARRIA, CYCLONE, HARDCOPY, MAX, MEGACORE, NIOS, QUARTUS and STRATIX words and logos are trademarks of Altera Corporation and registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and service marks are the property of their respective holders as described at www.altera.com/legal.